UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 23, 2009

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 23, 2009, J. Scott Kamsler resigned as Senior Vice President and Chief Financial Officer of Exar Corporation (the “Company”), effective immediately.

In connection with his resignation, the Company entered into a separation agreement with Mr. Kamsler (the “Separation Agreement”) on June 23, 2009, which will be effective as of July 1, 2009 (the “Effective Date”), provided Mr. Kamsler does not revoke the Separation Agreement before that date. The Separation Agreement provides that the Company will pay Mr. Kamsler severance pay in the amount of $145,000 in installments over the six-month period following the Effective Date. Mr. Kamsler will also be entitled to reimbursement of his premiums for continued health coverage for himself and his eligible dependents for up to six months following his termination. Among other things, the Separation Agreement also provides for a full and general release by Mr. Kamsler in favor of the Company, and Mr. Kamsler’s agreement to certain confidentiality, non-solicitation, non-disclosure, and non-disparagement obligations.

The foregoing summary of the material terms of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Board of Directors of the Company has appointed Kevin Bauer as the Company’s Vice President and Chief Financial Officer effective June 23, 2009.

Prior to his appointment, Mr. Bauer, age 49, was the Company’s Vice President, Finance and Corporate Controller from August 2005 to June 2009. Before that Mr. Bauer was the Company’s Director, Corporate Controller from February 2001 to August 2005, and earlier was the Company’s Operations Controller. Prior to his employment with the Company Mr. Bauer was with WaferTech LLC for four years as Operations Controller, and before that he was at VLSI Technology for ten years where he held a variety of increasingly more senior roles culminating in his position as Director, Group Controller-Communications Group. Mr. Bauer has over 25 years of financial experience in the semiconductor and other high-technology industries. He holds a MBA from the University of Santa Clara and a B.S. in Business Administration from California Lutheran University.

The Compensation Committee of the Board of Directors of the Company approved certain changes to Mr. Bauer’s employment arrangement in connection with his appointment as Vice President and Chief Financial Officer. Effective June 23, 2009, Mr. Bauer will receive base salary at an annualized rate of $218,000 a year (“Base Salary”). Mr. Bauer will also be eligible to participate in the Company’s Fiscal Year 2010 Executive Incentive Program and will have a target bonus of 35% of his Base Salary. In addition, Mr. Bauer will be granted restricted stock units (“RSUs”) under the Company’s 2006 Equity Incentive Plan covering 15,000 shares of the Company’s common stock which will vest with respect to one-third of the RSUs upon Mr. Bauer’s completion of twelve months of service (measured from June 23, 2009) and with respect to the balance in two successive equal annual installments upon completion of each additional year of service thereafter.

The Company issued a press release on June 23, 2009 announcing the resignation of Mr. Kamsler and the appointment of Mr. Bauer as described above. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS

Exhibit No.	Description
10.1	Separation Agreement between Exar Corporation and J. Scott Kamsler, dated as of June 23, 2009

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2009

EXAR CORPORATION

By:	/s/ Thomas R. Melendrez
Name:	Thomas R. Melendrez
Title:	General Counsel, Secretary and Executive
Vice President, Business Development

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement between Exar Corporation and J. Scott Kamsler, dated as of June 23, 2009

99.1	Press Release